Exhibit 10.15

NOMINEE AGREEMENT

THIS AGREEMENT is made the 1st of January 2022.

BETWEEN HR Entertainment Ltd. (hereinafter referred to as “the Principal”), a company registered in British Virgin Islands with registration number 2072266 whose registered office is at 1st floor, Columbus Centre, P.O. 2283, Road Town, Tortola, British Virgin Islands of the one part

AND Happy Hour Solutions Ltd. (hereinafter referred to as “the Nominee”) a company registered in Cyprus with registration number 419393 and whose registered office is at Chytron, 3, Office 301, 1075 Nicosia, Cyprus of the other part

HEREINAFETER collectively referred to as “the Parties”.

WHEREAS the Principal wishes to carry on an international business as the provider of online gaming services over the internet (hereinafter referred to as “the Business Activities”)

AND WHEREAS the Principal wishes to conduct the Business Activities in the name of the Nominee acting as nominee for the Principal.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1	THE NOMINEE

1.1	The Nominee shall permit the Principal to conduct the Business Activities in the name of the Nominee. Without derogating from the generality of the foregoing, it is specifically agreed that:

a)	all contracts, orders, correspondence, invoices and any other documentation of any nature whatsoever relating to the Business Activities which may be made or entered into on behalf of the Principal shall be made and entered into on the letterhead of the Nominee and in the name of the Nominee and may be executed by a proper officer of the Nominee signing on behalf of the Nominee;

b)	the Nominee may open any bank account anywhere in the world as nominee for the Principal and may operate any such bank account in accordance with any instructions given by the Principal under the signature of one or more of the proper officers of the Nominee, but may not make any withdrawal or debit from any such bank account without the express instructions or authorization of the Principal;

c)	in carrying out its obligations in terms hereof, the Nominee shall not, unless authorised by the Principal or required by law so to do, disclose to any third party that the Nominee is acting as nominee for the Principal save where such disclosure is required by any bank at which the Nominee operates or proposes to operate any account as described in paragraph 1.1b) above;

d)	all moneys held by the Nominee at any time in respect of the Business Activities shall, save for the consideration and reimbursement of expenses referred to in paragraph 2.1, be held by the Nominee as nominee or bare trustee for the Principal;

1.2	Notwithstanding the paragraph 1.1, the Nominee shall not enter into any contract on behalf of the Principal without the express prior authorization of the Principal and the Nominee shall not make any decision with regard to the Business Activities and shall at all times act only with the express authorization of, or upon instructions from, the Principal.

2	CONSIDERATION

2.1	In consideration of the undertakings of the Nominee in terms hereof, the Principal shall pay to the Nominee, within seven days after the end of every month period (the first such period commencing on 1st January 2022, a fixed fee of EUR 500.00 (five hundred Euros), together with an amount in reimbursement of any direct expenses (supported by vouchers or other evidence acceptable to the Principal) incurred by the Nominee during the said monthly period at the request of or with the consent of the Principal.

2.2	The consideration described in paragraph 2.1 shall be net of any value added tax or any other tax of a similar nature and in the event that such tax is applicable, it shall be borne by the Principal.

3	STATEMENTS AND EXAMINATION OF BOOKS

3.1	Within each seven-day period referred to in paragraph 2.1, the Nominee shall deliver to the Principal a statement giving particulars of all amounts received and paid by the Nominee during the latest monthly period.

3.2	The Nominee shall permit the Principal or its duly authorised representative from time to time to examine the books of the Nominee insofar as they relate to the Business Activities.

4	INDEMNITY

The Principal hereby indemnifies and holds harmless the Nominee in respect of any costs, damages, expenses or loss of any nature arising directly or indirectly from the performance by the Nominee of its obligations in terms of this Agreement.

5	MONEY LAUNDERING

Both parties undertake to act in strict compliance with the Prevention and Suppression of Money Laundering Activities Law 61(1) of 1996 of Cyprus, as amended and the relevant regulations issued by the competent authorities. In accordance with the provisions of the above-mentioned law and all subsequent amendments, the Nominee shall be obliged to report any suspicion of money laundering activity to the Cyprus Unit for Combating Money Laundering.

6	CONFIDENTIALITY

6.1	The Nominee shall not, without the prior consent of the Principal at any time (whether during or after the term of this Agreement) divulge to any third party, other than professional or other advisers of the Principal or any person authorised by law to receive such information, any information concerning the Business Activities, other than information which, through no fault of the Nominee, is already within the public domain.

6.2	Upon termination of this Agreement for any reason whatsoever, the Nominee shall immediately deliver to the Principal all papers, bank statements, cheque books, contracts, correspondence and any other documents or items of property of any nature whatsoever relating to the Business Activities, the Nominee being entitled to retain copies of all such items, always provided that the Principal shall allow the Nominee or the duly authorised representatives of the Nominee to have such access to the said documents as the Nominee may reasonably require for the purposes of inspection, copying or verification.

7	DURATION AND TERMINATION

7.1	This Agreement shall, subject to any material breach thereof by either party, remain in force for one year from the date of this Agreement and thereafter shall continue in force until terminated by either party by giving three calendar months’ written notice of termination to the other party.

7.2	If at any time during the term of this Agreement

a)	it becomes, in the opinion of the Nominee, impossible or impractical for the Nominee to obtain satisfactory instructions from the Principal as to the conduct of the Business Activities; or

b)	circumstances arise as a result of which the Nominee would wish to be relieved of its responsibilities hereunder the Nominee shall be entitled to terminate this Agreement by giving one month’s written notice of termination to the Principal.

8	NOTICE

Any written notice to be served hereunder shall be delivered by hand or sent by post to the party to be served at the addresses given above or at such other address of which the party to be served shall have notified in writing the party serving the notice and such notice shall be deemed duly served when it is actually delivered (in the case of service by hand) or seven days after the day when it was posted (in the case of service by post).

9	NO PARTNERSHIP

The relationship created in terms of this Agreement is one of principal and nominee and nothing contained herein shall constitute a partnership between the parties hereto.

10	HEADINGS

The headings to the paragraphs of this Agreement are intended for ease of reference only and do not form part of the Agreement itself.

11	GOVERNING LAW

This Agreement shall be deemed to have been made in Cyprus and its construction, validity and performance shall be governed in all respects by Cyprus law.

12	ARBITRATION

All disputes in connection with this Agreement and the execution thereof shall be settled by amicable negotiation and friendly discussions between the Parties. In the event that no settlement can be reached, all disputes, differences or questions at any time arising between the Parties as to the construction of the Agreement or as to any matter or thing arising out of the Agreement or in any way connected therewith shall be referred to the arbitration of a single arbitrator who shall be agreed upon between the Parties or in default of an agreement within twenty-one days of the service upon on part of a written request to concur in such an appointment, shall be appointed by the Arbitration Service Department of the Cyprus Chamber of Commerce and Industry.

The arbitration shall be made in accordance with the Cyprus Arbitration Lax, cap 4 and any statutory modification or re-enactment thereof for the time being in force.

IN WITNESS whereof the parties to this Agreement have signed on the date first above written.

For and on behalf of	For and on behalf of

HR Entertainment Ltd.	Happy Hour Solutions Ltd.

Maricel Vai, Director	Angeliki Panari, Director

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